UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 13, 2022

GLOBAL BLOCKCHAIN ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41381	87-2045077
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

6555 Sanger Road, Suite 200
Orlando, Florida 32827

(Address of principal executive offices and zip code)

(407) 720-9250

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, one rights, and one redeemable warrant	GBBKU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	GBBK	The NASDAQ Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	GBBKW	The NASDAQ Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one share of common stock	GBBKR	The NASDAQ Stock Market LLC

Item 8.01. Other Events.

On June 13, 2022, Global Blockchain Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that, on June 16, 2022, the Company’s units will no longer trade, and that the Company’s common stock, rights and redeemable warrants, which together comprise the units will commence trading separately. The common stock, rights and warrants will be listed on the Nasdaq Global Market and trade with the ticker symbols “GBBK,” “GBBKR” and “GBBKW”, respectively. This is a mandatory and automatic separation, and no action is required by the holders of units.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BLOCKCHAIN ACQUISITION CORP.

By:	/s/ Max Hooper
Max Hooper
Chief Executive Officer

Dated: June 13, 2022